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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (Date of earliest Event reported) June 21, 2001

                              DANZER CORPORATION
            (Exact name of registrant as specified in its charter)


New York                         000-17430                   13-3431486
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)



17500 York Road Hagerstown, MD                                      21740

(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (301) 582-2000
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Item 1.   Changes in Control of Registrant.

     On June 21, 2001, Obsidian Capital Partners, L.P., a Delaware limited partnership (the "Partnership"), acquired 1,146,070 shares of a newly created Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred Stock") of Danzer Corporation, a New York corporation ("Danzer"). The rights and preferences of the Series C Preferred Stock are set forth in Exhibit
99.0. Subject to the amendment of the Certificate of Incorporation of Danzer to increase its authorized capital to permit such conversion, each share of the Series C Preferred Stock will be convertible into 20 shares of Danzer Common Stock. Each share of Series C Preferred Stock is entitled to cast 20 votes at any regular or special meeting of the shareholders of Danzer. Through its direct ownership of 1,146,070 shares of Series C Preferred, the Partnership may be deemed to control Danzer through its beneficial ownership of 58.1% of the Series C Preferred Stock and 38.9% of the aggregate voting power of Danzer. Additionally, Messrs. Timothy S. Durham, Terry G. Whitesell and Jeffrey W. Osler are the managing members of the Partnership's general partner, Obsidian Capital Company, LLC, an Indiana limited liability company ("Obsidian Capital Company"). Through their direct and indirect ownership of Series C Preferred Stock, Messrs. Durham, Whitesell and Osler may be deemed to control Danzer through their beneficial ownership of 75.7%, 75.7% and 60.2% of the Series C Preferred Stock and 50.7%, 50.6% and 40.3% of the aggregate voting power of Danzer, respectively.

     The Partnership acquired the Series C Preferred Stock pursuant to an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") by and between Pyramid Coach, Inc., a Tennessee corporation ("Pyramid"), Champion Trailer, Inc., an Indiana corporation ("Champion Trailer"), United Acquisition, Inc., an Indiana corporation ("United"), U.S. Rubber Reclaiming, Inc., an Indiana corporation ("U.S. Rubber"), the Partnership and Timothy S. Durham wherein Danzer agreed to acquire all of the outstanding capital stock of Pyramid, Champion Trailer, United and U.S. Rubber from the Partnership and certain other shareholders. Pursuant to the Acquisition Agreement, Danzer may also issue an additional 2,206,893 shares of Series C Preferred Stock to the Partnership within 90 days if the acquisition of the assets of United Expressline, Inc., an Indiana corporation ("United Expressline"), is consummated by United. As a result, the Partnership may acquire an aggregate of 3,352,963 shares of Series C Preferred Stock pursuant to the Acquisition Agreement. If the acquisition of United is completed, the Partnership, Mr. Durham, Mr. Whitesell and Mr. Osler may each be deemed to control Danzer through their beneficial ownership of 80.3%, 88.5%, 88.5% and 81.2% of the Series C Preferred Stock and 42.8%, 71.8%, 71.8% and 65.9% of the aggregate voting power of Danzer, respectively.

     The percentages of beneficial ownership set forth in this Item 1 apply whether or not the Series C Preferred Stock beneficially owned by the Partnership or Messrs. Durham, Whitesell and Osler are converted into Danzer Common Stock due to the voting power attributed to the Series C Preferred Stock as described above and in Exhibit 99.0. The percentages were calculated based upon 19,510,015 shares of Common Stock and 1,970,962 shares of Series C Preferred Stock outstanding as of July 2, 2001.

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     Pursuant to the Acquisition Agreement, Mr. Durham was nominated to fill a vacancy created by the resignation of Russell Cleveland from the Board of Directors of Danzer. In addition to his appointment to the Board of Directors, Mr. Durham was elected Chairman of the Board and Chief Executive Officer of Danzer and continues as a managing member and Chief Executive Officer of Obsidian Capital Company. On June 29, 2001 Mr. Whitesell was elected President and Chief Operating Officer and Mr. Osler was elected Executive Vice President, Secretary and Treasurer of Danzer.

Item 2.   Acquisition or Disposition of Assets.

     On June 21, 2001, pursuant to the Acquisition Agreement described in Item 1 above, Danzer agreed to acquire all of the outstanding capital stock of Pyramid, Champion Trailer, U.S. Rubber and United from the Partnership and certain other shareholders for an aggregate of 4,177,855 shares of Series C Preferred Stock. The consideration was negotiated in arms length discussions between the parties to the Acquisition Agreement.

     Contemporaneously with the execution and delivery of the Acquisition Agreement, Danzer and the Partnership consummated the first closing, as described in Item 1 above, wherein all of the outstanding equity securities of Pyramid, Champion Trailer, and U.S. Rubber were acquired by Danzer in consideration of 1,970,962 shares of the Series C Preferred Stock of Danzer.

     Pyramid leases luxury coaches to the entertainment industry. Champion Trailer manufactures custom, high-end racecar transporters and specialty trailers. U.S. Rubber is a supplier of reclaimed butyl rubber to the domestic tire, tape and tube industry. Danzer currently intends to continue the operations of each newly acquired entity, along with the operations of Danzer Industries, Inc.

     As detailed in Item 1, upon consummation of the first closing, Russell Cleveland resigned from the Board of Directors and Mr. Durham was nominated to fill the vacancy. Mr. Durham was also elected Chairman of the Board and Chief Executive Officer of Danzer on June 29, 2001, and serves as a managing member and Chief Executive Officer of Obsidian Capital Company. Mr. Whitesell was elected President and Chief Operating Officer of Danzer and Mr. Osler was elected Executive Vice President, Secretary and Treasurer.

     The parties anticipate that Danzer may acquire the stock of United, if at all, within 90 days. If the transaction is consummated, Danzer will acquire 100% of the capital stock of United from the Partnership, which is currently acquiring the assets of United Expressline from unrelated third parties. United Expressline manufactures racing and cargo trailers. The acquisition of United is subject to the final approval of the Board of Directors of Danzer, the satisfaction of various conditions under the Acquisition Agreement, and obtaining any necessary approvals from third parties. At the second closing, Danzer will issue an additional 2,206,893 shares of its Series C Preferred Stock to the Partnership.

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Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of businesses acquired.

     No financial statements are filed herewith. Danzer will file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (b)  Pro forma financial information.

     No pro forma financial statements are filed herewith. Danzer will file pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     (c)  Exhibits.

     2.1 Acquisition Agreement and Plan of Reorganization dated June 21, 2001 by and among Danzer Corporation, Danzer Industries, Inc., Pyramid Coach, Inc., Champion Trailer, Inc., United Acquisition, Inc., U.S. Rubber Reclaiming, Inc., Obsidian Capital Partners, L.P. and Timothy
          S. Durham.(1)

     99.0 Certificate of Amendment of the Certificate of Incorporation of Danzer Corporation.(1)

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(1)  Filed on July 2, 2001 as an exhibit to the Schedule 13D filed on behalf of
     Timothy S. Durham, Obsidian Capital Partners, LP, Obsidian Capital Company LLC, Terry G. Whitesell and Jeffrey W. Osler.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DANZER CORPORATION

                                        By:  /s/ Timothy S. Durham
                                             ------------------------------
                                        Name:  Timothy S. Durham
                                        Title: Chairman

DATE: July 6, 2001

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